                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2001

                                MILLS MUSIC TRUST

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                       COMMISSION FILE
           NEW YORK                        NUMBER                13-6183792
  -----------------------------            -------           -----------------
   (STATE OR OTHER JURISDICTION            2-22997             (IRS EMPLOYER
          OF INCORPORATION)                                  IDENTIFICATION NO.)




                              c/o HSBC BANK USA
                               Issuer Services
                               425 Fifth Avenue
                        New York, New York 10018-2076


                            (REGISTRANT'S ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 525-1349

Item 5.  Other Events.

         On December 31, 2001, HSBC Bank USA, as Trustee (the "Trustee") under the Declaration of Trust of Mills Music Trust dated as of December 3, 1964 (the "Trust"), issued a press release stating that it gave notice to the holders of record of the trust certificates issued pursuant to the Trust of the following events: After consultation with representatives of the Trustee and certain holders of trust certificates, EMI Music Publishing Co. ("EMI"), the current owner and administrative entity for the copyrighted materials subject to the Trust has made remittances for the two quarters ended June 30, 2001 and September 30, 2001 to the Trust. Under the relevant Agreement, quarterly remittances were due respectively September 1, 2001 and December 1, 2001. EMI has characterized these remittances as advances, a characterization to which the Trustee has not agreed. Accordingly, the Trustee will be able to make a distribution to the trust certificate holders of record as of January 1, 2002. The actual distribution will take place on January 22, 2002.

Item 7.  Financial Statements and Exhibits.

         The foregoing summary does not purport to be complete and is qualified in its entirety by reference to: (i) the News Release, dated December 31, 2001, attached hereto as Exhibit 1; and (ii) other filings by Registrant.

         (c) Exhibits.

         1.  News Release dated December 31, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated: December 31, 2001                              HSBC BANK USA

                                                      By:/S/MARCIA MARKOWSKI
                                                         -------------------
                                                         Vice President
                                                         Issuer services
                                                         HSBC Bank USA
                                                         Corporate Trustee